Exhibit 4.10
FORM51-I02F3
material change report
1. name and address of Company:
InterOil Corporation (“InterOil”) 60-92 Cook Street Portsmith, Queensland 4870 Australia
2. Date of Material Change:
August 24, 2007
3. News Release:
Press release disclosing in detail (he material sumrnarized in this Material Change Report was disseminated through the facilities of Martketwire on Compex on August 28, 2007.
4. Summary of Material Change:
On August 24, 2007, InterOil announced that it hud completed its continuance into the Yukon Territory Business Corporations Act from New Brunswick. In connection with this continuance, InterOil adopted new by-laws and articles. The newly adopted by-laws and articles of continuance of InterOil are now more typical of public company articles, in that they do not include restrictions on the issuances of securities by InterOil or pre-emptive rights Granted to PI I; Group, LLC or Commodities Trading International Corporation. Such provisions were included in Inter-Oil’s previous articles. A copy of the new Articles of Continuance and by-laws of InterOil are attached at Schedule “A”.
5. Full Description of Material Change:
The material change is described in more detail in the attached press release at Schedule “IV.
6. Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102:
Not applicable.
7. Omitted Information:
No! applicable,
8. Executive Officer:
The name and business telephone number of the executive officer of the Corporation who is knowledgeable about the material change and This report is:
Phil Mulacek
Chairman & Chief Executive Officer
+61 7 4046 4600

9. Date of Report:
August 31. 2007
InterOil Corporation
William Jaspor
President & Chief Operating Officer

SCHEDULE“A”
ARTICLES OF CONTINUANCE
AND BY-LAWS OF INTEROIL CORPORATION

SCHEDULE “B” PRESS RELEASE

Yukon
Community Services BUSINESS CORPORATIONS ACT
FORMS
Certificate of Continuance
INTEROIL CORPORATION
I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.
iii — Corporate Access Number:32478 fa- Frederik J. Pretorius
Date of Continuance:2007-08-24 Registrar of Corporations

ARTICLES OF CONTINUANCE
YUKON BUSINESS CORPORATION ACT
(Section 190)
Form 3-01 ARTICLES OF CONTI NUANCE
1. Name of Corporation:
INTEROIL CORPORATION
2. The classes and any maximum number of shares that the Corporation is authorized to issue:
The attached Schedule “A” is incorporated in In and forms part of these Articles ol Continuance.
3. Restrictions, if any, on share transfers:
There arc no restrictions on share transfers.
4. Number (or minimum and maximum number) of Directors:
Not less than three (3), nor more than fifteen (15)
5. Restrictions, if any, on business the Corporation may carry on:
None.
6. If change of Name effected, previous name:
Not applicable.
7. Details of Incorporation;
Amalgamation of South Pacific Interoil Limited and Cybermind Group Inc., under the New Brunswick Business Corporations Act on May 29, 1997, under the name InterOil Corporation.
8. Other provisions, if any;
The attached Schedule “B” is incorporated into and forms part of these Articles of Continuance.
9. Date: /V August. 2007
Signature: J%ftJS f Chairman & Chief Executive Officer
f
Title
FILED
AUG 2 4 2QO7
H-1
DEPUTY REGISTRAR

INTEROIL CORPORATION SCHEDULE “A”
The classes and any maximum number of shares that the Corporation is authorized to issue:
The Corporation is authorized to issue an unlimited number of shares without nominal or par value and the authorized capital of the Corporation is to be divided into:
1. Common shares which shall have attached thereto the following preferences, rights, conditions, restrictions, limitations, or prohibitions:
(a) Voting
Holders of Common shares shall be entitles to vote at any meeting of the shareholders of the Corporation and have one vote in respect of each Common share held by them.
(b) Dividends
Holders of Common shares shall be entitled to receive, out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares,
(c) Participation in Assets on Dissolution
In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common shares shall be entitled to receive the remaining property of the Corporation.
2. Preferred shares which .shall have attached thereto the following rights, privileges, restrictions and conditions:
(a) the Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by unanimous resolution of the directors of the Corporation; and
(b) subject to the provisions of the Business Corporation* Act (Yukon), the directors of the Corporation may by unanimous resolution fix from lime to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the Preferred Shares

INTEROIL CORPORATION SCHEDULE “B”
Other provisions, if any:
1. A meeting of the shareholders of the Corporation may, in the directors’ unfettered discretion, be held at any location in North America, Europe, Asia, South America, Australia and Africa specified by the directors in the notice of such meeting. 2, The directors may, between meetings of the shareholders, appoint one or more additional directors of the
Corporation to serve until the next annual meeting of shareholders, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the shareholders, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.

BY-LAW
BY-LAW NO. 1
A By-law relating generally to the transaction of the business and affairs of INTEROTL
CORPORATION (the “Corporation”)
SECTION ONE — INTERPRETATION
1.1 Interpretation. Words and expressions defined in the Business Corporations Act, Revised Statutes of the
Yukon 2002, Chapter 20 as amended as of the date hereof (the “Act”) have the same meanings when used in the By laws. Words importing the singular number include the plural and vice versa and words importing gender include masculine, feminine and neuter genders as required by the context. 1.2 Conflict with Act or Articles, The By-laws are subject to the provisions of the Act and the articles of the
Corporation and in the event of conflict between the provisions of any By-laws and the provisions of the Act or the articles, the provisions of the Act or the articles shall prevail over the By-laws. 1.3 Readings. The headings and indices used in the By-laws are inserted for convenience of reference only and do not affect the interpretation of the by-laws or any part thereof.
SECTION TWO — BUSINESS OF THE CORPORATION
2.1 Corporate Seal. The Board of Directors of the Corporation (the “Board”) may adopt and change a corporate seal which shall contain the name of the Corporation and the Board may cause to be created as many duplicates thereof as the Board shall determine. 2.2 Execution of Instruments. The Board may from time to time direct the manner in which, and the person or persons by whom, any particular document or class of documents may or shall be signed and delivered. In the absence of a directors’ resolution concerning the execution of any particular documents, documents shall be signed and delivered on behalf of the Corporation by any one director or officer. 2.3 Banking and Financial Arrangements. The banking and financial business of the Corporation including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking and financial business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize. 2.4 Voting Rights in other Bodies Corporate. Any director or officer of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation, Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised. 2.5 Withholding Information from Shareholders. Subject to the provisions of die Actor other applicable law, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the Board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. Subject to the Act and applicable law, the Board may from time to determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation shall be open to the inspection of shareholders and no shareholder shall have any right of inspection of any account, record or document of the
2.1

Corporation except as conferred by the Act, other applicable law or authorized by the Board or by resolution passed at a general meeting of shareholders.
SECTION THREE — DIRECTORS AND BOARD
3.1 Calling of Meeting. Meetings of the Board shall be held from time to time and at such place .is the Board, the Chairman of the Board, the Chief Executive Officer, any officer designated by the Board or any two directors may determine. 3.2 Notice of Meetings. Notice of the time and place of Board meetings shall be given to each director in the manner provided by this By-law not less than <48 hours before the time of the meeting. 3.3 Waiver of Notice. Notice of any meeting of directors or of any committee of directors or the time for tin[1]
giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by tax address to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at any meeting of directors or of any committee of directors is a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. 3.4 Omission of Notice. The accidental omission to give notice of any meeting of directors or of any committee of directors to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at such meeting, 3.5 Telecommunication. A director may participate in a Board meeting or a meeting of a committee of directors by means of telephone or other communication facilities that permit all directors participating in the meeting to hear each other 3.6 Quorum. A quorum for Board meetings shall be a majority of the directors present in person or by telecommunication. If a quorum is not present within 15 minutes of the time fixed for the holding of the meeting, the meeting shall be adjourned for not less than 24 hours and notice of the time and place of the adjourned meeting shall be given to each director not less than 12 hours before the time of the adjourned meeting. If a quorum is not present within 15 minutes of the time fixed for the holding of the adjourned meeting, those directors present in person or by telecommunication shall constitute a quorum for the purpose of the adjourned meeting. 3.7 First Meeting of New Board. Provided a quorum of directors is present, each newly elected Board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such Hoard is Elected, 3.8 Regular Meetings. The Board may appoint a day or days in any month or months and a place and hour for regular meetings of the Board. A copy of any resolution of the Hoard fixing the day or days, the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified. 3.9 Casting Vole. At all Board meetings, each director shall have one vole and every question shall be decided by a majority of votes cast on each question. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote to which In- may be entitled as a director. 3.10 Chairman. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is also a director and who is present at the meeting: 3.8

(a) the Chairman of the Board; (b) Chief Executive Officer; (c) the President; (d) the Chief Operating Officer; or
(e) any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in the order of the seniority of the office of Vice-President).
If no such officer (as have been appointed and who is also a director) is present within 15 minutes from the time fixed for the holding of the meeting of the Board, the persons present shall choose one of their number then present to be chairman of that meeting.
3.11 Committees of Directors. Unless otherwise ordered by the Board each committee of directors shall have power to fix its quorum at not less than .1 majorities of its members, to elect its chairman and to regulate its procedure. 3.12 Remuneration and Expenses. The directors shall be paid such remuneration for their services as the
Board may from time to time determine. The directors shall also be entitled to be reimbursed for travel expenses and other expenses properly Incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore. 3.13 Resolution in Lieu of Meeting. A resolution in writing, signed (or otherwise authorized in a manner approved by the Board) by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing dealing with all matters required by the Act or this by-law to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the Act and this by-law relating to meetings of directors,
SECTION FOUR — OFFICERS
4.1 Appointment. The Board may, from time to time, appoint any or all of a Chairman of the Board, a Chief
Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed, Subject to those powers and authority which pursuant to the Act may only be exercised by the directors, tried officers of the Corporation may exercise, respectively, such powers and authority and shall perform such duties, in addition to those specified in the By-laws, as may from time to time be prescribed by the Board. Except for the Chairman of the Board an officer may, but need not be, a director.
4.2 Delegation, to case of the absence of any officer or employee of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation. 4.3 Agents and Attorneys. The Board, the Chairman of the Board or the Chief Executive Officer may also from time to time appoint other agents, attorneys, officers and employees of the Corporation within or without Canada, who may be given such titles and who may exercise such powers and authority (including the power of 4.2 sub delegation) and shall perform Midi Juries of management or otherwise*, as the Board may from time to time prescribe.
4.4 Chairman of the Board, Die Chairman of the Board shall be a director of the Corporation, The Chairman of the Hoard shall preside at till meetings of the Board and meetings of shareholders .11 which he is present and may exercise such other powers and authority and shall perform the duties which may from time to time be prescribed by the Board, 4.5 Chief Executive Officer. The Chief Executive Officer shall, except as may be otherwise specified by tin-
Board, and, subject to the authority of the Hoard, be responsible for the general supervision of the business and affairs of the Corporation and shall have such other powers and duties us the Hoard may specify. During the absence or disability of the Chairman of the Board, or if no Chairman (if the Board has been appointed, in the event the Chief Executive Officer is a director of the Corporation, the Chief Executive Officer shall, when present, preside as chairman at all meetings of directors and at all meetings of shareholders, 4.6 Vice-Presidents and Other Officers. The Vice-President and other officers of the Corporation may exercise such powers and authority and shall perform such duties as may from time to time be prescribed by the Board. 4.7 Secretary. Except as may be otherwise determined from time to time by the Board, the Secretary shall attend and be the secretary to all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at such meetings. The Secretary shall give or cause to he given as and when instructed all notices to shareholders, directors, officers, auditors and members of committees of the Board. The Secretary shall be the custodian of the corporate seal, if any, of the Corporation and shall have charge of all books, papers, reports, certificates, records, Documents, registers and instruments belonging lo the Corporation, except when some other officer or agent has been appointed for that purpose and may exercise such other powers and authority and shall perform such other duties as may from lime to time be prescribed by the Board or by the Chief Executive Officer. 4.8 Variation of the Powers and Duties, The Board may from lime to time vary, add to or limit the powers, authority and duties of any officer 4.9 Removal and Discharge. The Board may remove any officer of the Corporation, with or without cause, at any meeting called for that purpose and mav elect or appoint others in their place or places. 4.10 Term of Office. Each officer appointed by the Board shall hold office until a successor is appointed, or until his earlier resignation or removal by the Board.
4.1.1 Terms of Employmenl and Remuneration. The terms of employment and the remuneration of officers appointed by the Board shall lie settled by the Hoard from time to time.
4.12 Fidelity Bonds. The Board, the Chairman of the Board or the Chief Executive Officer may require such officers, employees and agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their powers and duties, in such form and with such surety as it may from time to time determine.
SECTION FIVE- INDEMNIFICATION
5.1 Indemnification of Directors and Officers Against Actions by Third Parties. Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in Gils favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the

Corporation or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:
(a) He acted honestly and in good faith with a view to the best interests of the Corporation; and
(b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
5.2 Indemnification of Directors and Officers Against Actions by the Corporation. The Corporation shall, with the approval of the Supreme Court of the Yukon Territory, indemnify a person referred to in paragraph 5.1 in respect of tin action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subparagraphs 5.1{a) and (b). 5.3 Right of Indemnity not Exclusive. The provisions for indemnification contained in the By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any By law, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in any other capacity while holding such office. This section shall also apply to a person who has ceased to be a director or officer, and shall ensure to the benefit of the heirs and legal representatives of such person. 5.4 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the Board may from time to time determine.
SECTION SIX — SHARES
6.! Options. The Board may from time to time grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and tor such consideration as die Board shall determine, provided that no share shall be issued until it is fully paid as provided in the Act.
6.2 Non-recognition of Trusts. The Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise a right of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate. 6.3 Joint Shareholders. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share. 6.4 Agent. The directors may from time to time by resolution appoint or remove (i) one or more trust companies registered under the relevant law as its agent or agents to maintain a central securities register or registers or (ii) an agent or agents to maintain a branch securities register or registers for the Corporation. 6.5 Dealings with Registered Holder. Subject to the Act, the Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

SECTION SEVEN — DIVIDENDS AND RIGHTS
7.1 Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which a dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at the address shown in the records of the Corporation, unless such holder otherwise directs. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. 7.2 Join! Shareholders. In the case of joint holders, a cheque for payment of dividends, bonuses, returns of capital or other money payable, shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the address shown in the records of the Corporation.
7.3 Non-Receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.
7.4 Unclaimed Dividends. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.
SECTION EIGHT — MEETINGS OF SHAREHOLDERS
8.1 Annual Meetings. The annual meeting of shareholders shall be held at such time in each year and, subject to the articles of the Corporation, at such place as the Board, or failing it, the Chairman of the Board or the Chief
Executive Officer, may from time to time determine.
8.2 Time for Deposit of Proxies, ‘[’he Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, print to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice, or if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting. 8.3 Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those persons entitled to vote thereat, the directors and auditor (if any) of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or By-laws to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.
8.4 Quorum. A quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holder or holders of five percent (5%) of the shares entitled to vote at the meeting are present in person or represented by proxy. No business shall be transacted at any meeting unless the requisite quorum is present at the time of the transaction of such business.
8.5 Adjournment. Should a quorum not be present at any meeting of shareholders, those present in person or by proxy and entitled to vote shall have power to adjourn the meeting for a period of not more than 30 days without notice other than announcement at the meeting. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted al the meeting adjourned. Notice of meetings adjourned for more than 30 days and for more than an aggregate of 90 days shall be given as required by theAct
8.4

8.6 Chairman. The chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as have been appointed, who is a shareholder and who is present at the meeting:
(a) the Chairman of the Board;
(b) the Chief Executive Officer;
(c) any Vice-President (and where more than one Vice-President is present at the meeting, then the priority to act as chairman as between them shall be in die order the seniority of their office of Vice- P resident).
If no such officer is present within 15 minutes from the lime fixed for the holding of the meeting of the shareholders, the persons present and entitled to vote shall choose one of their number then present to be chairman of that meeting.
8.7 Secretary of Meeting. If the Secretary of the Corporation is absent, the chairman of a meeting of shareholders shall appoint some person, who need not be a shareholder or proxy holder, to act as secretary of the meeting. 8.8 Chairman’s Casting Vote. At any meeting of shareholders every question shall be determined by the majority o( the votes cast on the question. In the case of an equality of votes at a meeting of shareholders, the chairman of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder. 8.9 Chairman’s Declaration. Al any meeting of shareholders, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority Or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion. 8.10 Voting by Ballot. If a ballot is demanded by a shareholder or proxy holder entitled to vote at a shareholder’s meeting and the demand is not withdrawn, the ballot upon the motion shall be taken in such manner as die chairman of the meeting shall direct. Upon a ballot each shareholder who is present in person or represented by proxy shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles. The declaration by the Chairman of the meeting that the vote upon the question has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority and an entry in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of votes recorded in favour of or against any resolution or question. 8.11 Scrutineers. The chairman or the secretary at any meeting of the shareholders or the shareholders or proxyholders then present may appoint one or more scrutineers, who need not be shareholders or proxyholders, to count and report upon the results of the voting which is done by ballot.
SECTION NINE — NOTICES
9.1 Notices. In addition to any other method of service permitted by the Act, any notice or document required by die Act, the regulations, the articles or die By-laws may lie sent to any person entitled to receive same in the manner set out in the Act for service upon a shareholder or director and by email or by any means of” telecommunication with respect to which a written record is made. A notice sent by means of email or telecommunication shall be deemed to have been given on the business day upon which the written record is made.

9.2 Notice to Joint Shareholders. If two or more[1] persons hold shares jointly, notice may be given to one of such persons and such notice shall be sufficient notice to all of them. 9.3 Change of Address. The Secretary or Assistant Sec rotary may change or cause to be changed the address in the records of the Corporation of any shareholder, director, officer, auditor or member of a committee of the Hoard in accordance with any information believed by him to be reliable 9.4 Signature on Notice. The signature on any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced. 9.5 Proof of Service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation «is to fat Is in relation to the sending of any notice or document to any shareholder, director, officer or auditor or publication of any notice or document shall be conclusive evidence thereof and shall he binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.
SFCTION TEN — EFEFXT1VE DATE AND AMENDMENT
111.1 Effective Date. This By-law is effective from the dale of the resolution of the Board adopting same and shall continue to be effective, unless amended by I he Hoard, unit! the next meeting of shareholders of the Corporation, whereupon if same is confirmed or confirmed as amended, this By-law shall continue in effect in the form in which it was so confirmed.
10.2 Amending By-law. The Board may by resolution amend or repeal this By-taw and such amendment or repeal shall have force and effect unless rejected by ordinary resolution of the shareholders entitled to vote at an annual general meeting.

LJ.J.&.WJL V^AA
NEWS RELEASE
INTEROIL COMPLETES CONTINUANCE FROM NEW BRUNSWICK TO YUKON
TORONTO — August 28, 2007 — InterOil Corporation (TSX:IOL) (AMEX:IOC) (POMSoX:IOC) today announced that the Corporation is now domiciled in Yukon Territory, Canada having completed its continuance from New Brunswick, Canada. The rationale for undertaking the continuance is that the Business Corporations Act (Yukon Territory) is considered to be more modern and flexible, while at the same time does not impose any residency restrictions on the Corporation’s directors. The lack of such restrictions is important given that InterOil’s operations are principally located outside of Canada, in Papua New Guinea and InterOil may require the appointment of directors who are not ordinarily resident in Canada.
The newly adopted by-laws and article of continuance of InterOil are now more typical of public company articles, in that they do not include restrictions on the issuances of securities by InterOil or pre-emptive rights granted to PIE Group, LLC or Commodities Trading International Corporation. Such provisions were included in InterOil’s previous articles.
The continuance was approved by special resolution at the annual and special meeting of InterOil’s shareholders held on June 25, 2007.
COMPANY DESCRIPTION
InterOil Corporation is developing a vertically integrated energy business whose primary focus is Papua New Guinea and the surrounding region. InterOil’s assets consist of petroleum licenses covering about 9 million acres, an oil refinery, and retail and commercial distribution facilities, all located in Papua New Guinea. During 2006, the company announced a gas and condensate discovery, completed an optimization program at the refinery, and doubled the downstream business by acquiring Shell’s distribution assets in Papua New Guinea. In addition, InterOil is a shareholder in PNG LNG Inc., a Joint Venture with Merrill Lynch Commodities and
InterOil News Release Page 1 of2

Pacific LNG established to construct Papua New Guinea’s first LNG plant on a site adjacent to InterOil’s refinery in Port Moresby.
InterOil’s common shares trade on the Toronto Stock Exchange under the symbol IOL in Canadian dollars and on the American Stock Exchange under the symbol IOC in US dollars. For more information please see the InterOil website at: www.interoil.com.
FOR FURTHER INFORMATION North America Australasia —— — David Larson Anesti Dermedgoglou david.larson@interoil.com anesti@interoil.com —— — +1 281 292 1800 +61 7 4046 4600
CAUTIONARY STATEMENTS
This news release contains projections and other forward-looking statements within the meaning of United States and Canadian securities laws. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include: the ability of our refinery to operate at full capacity and to operate profitability; the success of our exploration activities; political, legal and economic risks related to our operations in Papua New Guinea; our ability to market refinery output; our dependence on exclusive relationships with our suppliers and customers; our ability to obtain necessary licenses; our ability to renew our petroleum licenses with the Papua New Guinea government; adverse weather, explosions, fires, natural disasters and other operating hazards, some of which may not be insured; the impact of competition; the enforceability of legal rights; the volatility of prices for crude oil and the volatility of the difference between our purchase price of oil feedstock and the sales price of our refined products; the uncertainty of our ability to attract capital; uninsured operations; covenants in our financing and other agreements that may limit our ability to engage in business activities, raise additional financing or respond to changes in markets or competition; and the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31,2006 on Form 40-F.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
InterOil currently has no reserves as defined in Canadian National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). Any information contained herein regarding resources are references to undiscovered resources under NI 51-101, whether stated or not.
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